Comparison of change in value of $10,000 investment in Dreyfus Premier GNMA Fund Class A shares and the Lehman Brothers GNMA Index

        EXHIBIT A:


                                     Dreyfus Premier GNMA Lehman Brothers
         PERIOD                     (Class A shares)        GNMA Index*



        12/31/90                     9,548                    10,000
        12/31/91                    11,022                    11,605
        12/31/92                    11,738                    12,464
        12/31/93                    12,700                    13,284
        12/31/94                    12,331                    13,085
        12/31/95                    14,234                    15,316
        12/31/96                    14,839                    16,163
        12/31/97                    16,161                    17,704
        12/31/98                    17,213                    18,930
        12/31/99                    17,342                    19,294
        12/31/00                    19,046                    21,438

        *Source: Lehman Brothers